UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913

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May 28, 2013

Fellow Stockholders:

We are writing on behalf of the Board of Directors of FTI Consulting, Inc. (the “Company”) and its Compensation Committee in connection with the 2013 Annual Meeting of Stockholders scheduled to be held on June 5, 2013. As you are aware, the Company conducts the election of its directors, and its advisory vote to approve executive compensation, annually. This year’s election of directors is described in Proposal 1 of our Proxy Statement on page 7, and this year’s advisory vote to approve executive compensation is described in Proposal 3 of our Proxy Statement on page 27. The details of our executive compensation philosophy and programs, including how executive pay is tied to Company performance, are set forth in the Compensation Discussion and Analysis section of our Proxy Statement beginning on page 35.

Our Company has an active stockholder engagement program and we regularly speak with a broad spectrum of our stockholders on a variety of topics throughout the year. This allows us to provide perspective on Company policies and practices, stay attuned to stockholder sentiment on a variety of corporate governance topics and to incorporate stockholders’ views into our policies where appropriate.

Since the filing and mailing of our Proxy Statement, we have continued these discussions with our stockholders about executive compensation matters and the upcoming election of directors. The Board and its Compensation Committee appreciate the continued feedback and have taken it into consideration.

As a result of these discussions, we want to further explain (and in one case correct the record regarding) the meeting attendance of two of our directors, Claudio Costamagna and Marc Holtzman. Both Messrs. Costamagna and Holtzman were first elected as directors of the Company at the annual meeting on June 6, 2012, so they served as directors of the Company for slightly more than six months during 2012. Since the Proxy Statement was distributed, it has come to our attention through a review of conference phone records that Mr. Costamagna did in fact attend the September 2012 Board meeting by teleconference, and, therefore, did attend at least 75% of the meetings of the Board held during the portion of 2012 when he was a director. With respect to Mr. Holtzman, he missed one of the three scheduled Nominating and Corporate Governance Committee meetings held during the portion of 2012 when he was a director due to travel issues from Hong Kong that were beyond his control. Additionally, as of the date of this letter, Mr. Costamagna is no longer a director of IL Sole 24 Ore S.p.A. or of DEA Capital S.p.A., thereby reducing his membership of public-company boards, including the Company, to three.

Regarding our discussions concerning executive compensation, we have heard from certain stockholders that they would like the Compensation Committee to review and consider modifications to certain elements of the Company’s executive compensation. The Compensation Committee has agreed to undertake a specific review of the following by no later than March 31, 2014 in response to stockholder feedback:

•	the future mix of the time-based and performance-based awards in the Company’s Executive Officer and Key Employee Long Term Incentive Program (“Executive LTIP”);

•	the future performance targets for the relative total shareholder return (“TSR”) awards and the absolute return on equity (“ROE”) awards granted pursuant to the Executive LTIP; and

•	the level of equity ownership requirements for the Company’s executive officers.

Our recent discussions with stockholders have also identified an interest in us providing additional information about the treatment of goodwill impairment charges in determining whether performance goals associated with the annual and long-term incentive compensation programs have been achieved. We want to assure you that the Compensation Committee did not make adjustments to the EPS- and ROE-related performance targets for 2012 or any prior years to remove the effect of goodwill impairment charges from earnings per share and net income for the purposes of determining whether the performance targets were achieved and incentive and equity compensation were earned by our named executive officers. No cash or equity-based incentive compensation was paid to our named executive officers for the 2012 bonus year, in which a goodwill impairment charge was incurred, and it is highly unlikely that the ROE-related performance-based awards granted in 2011 and 2012 pursuant to the Executive LTIP will be earned at the end of their respective performance period.

The Compensation Committee also confirms that it will not add back the impact of goodwill impairment charges that the Company may recognize in the future to determine whether the EPS- or ROE-related performance metrics have been achieved. Taking into account the foregoing, and for the reasons set forth in the Proxy Statement, the Board of Directors recommends that you to vote FOR Proposal 1, to elect all nine nominees as directors of the Company and FOR Proposal 3, to approve in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement.

Sincerely,

Gerard E. Holthaus
Presiding Director

James W. Crownover
Compensation Committee Chair

Additional Information and Where to Find It

In connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), FTI Consulting, Inc. (“FTI Consulting”) has filed a definitive proxy statement and a proxy card with the Securities and Exchange Commission (“SEC”) on April 22, 2013. In addition, on or about April 22, 2013, FTI Consulting began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the definitive proxy statement, and began sending a full set of the proxy materials to stockholders who previously requested delivery in paper copy. We urge stockholders to carefully read the definitive proxy statement and proxy card for the Annual Meeting (including any supplements thereto) and any other relevant documents that FTI Consulting may file with the SEC when they become available because they contain important information. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by the Company with the SEC (when they become available) through the web site maintained by the SEC at http://www.sec.gov or through FTI Consulting’s website at http://www.fticonsulting.com.

Certain Information Regarding Participants in the Solicitation

FTI Consulting, its directors, nominees for director and certain officers, employees and other persons may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by FTI Consulting with the SEC in connection with the proxy solicitation.

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